As filed with the Securities and Exchange Commission on January 20, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ZIPREALTY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-3319956
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2000 Powell Street, Suite 300

Emeryville, CA 94608

(Address of principal executive offices) (Zip Code)

Stock Option Award Agreement

(Full title of the plans)

J. Patrick Lashinsky

Chief Executive Officer

2000 Powell Street, Suite 300

Emeryville, California 94608

(510) 735-2600

(Name and address including zip code and telephone number,

including area code, of agent for service)

Copies to:

Karen A. Dempsey, Esq. Orrick, Herrington and Sutcliffe LLP The Orrick Building 405 Howard Street San Francisco, California 94105 (415) 773-5700	Larry S. Bercovich, Esq. Vice President, General Counsel and Secretary ZipRealty, Inc. 2000 Powell Street, Suite 300 Emeryville, CA 94608 (510) 735-2600

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	325,000	$2.56(2)	$832,000.00(2)	$32.70

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)	Calculated in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee on the basis of $2.56 per share, which represents the exercise price under the Stock Option Award Agreement.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

GENERAL INSTRUCTION E INFORMATION

This Registration Statement on Form S-8 is being filed for the purpose of registering 325,000 shares of common stock underlying an option issued outside of the Registrant’s equity incentive plans.

INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the SEC are incorporated in this Registration Statement by reference as of their respective dates:

(a)	The Registrant’s Annual Report on Form 10-K (File No. 000-51002) for the fiscal year ended December 31, 2007, filed on March 17, 2008.

(b)	The Registrant’s Definitive 14A Proxy Statement (File No. 000-51002), filed on April 17, 2008.

(c)	The Registrant’s Quarterly Reports on Form 10-Q (File No. 000-51002) for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008 (File No. 000-51002), filed on May 12, 2008, August 11, 2008 and November 7, 2008, respectively.

(d)	The description of the Registrant’s Common Stock contained in its Registration Statement on Form 8-A (File No. 000-51002), filed on October 26, 2004.

All documents subsequently filed with the SEC by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Description

4.1(1)	Stock Option Award Agreement, dated December 11, 2008, with Charles C. Baker

5.1	Opinion of Orrick, Herrington and Sutcliffe LLP as to the legality of the securities being registered

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Orrick, Herrington and Sutcliffe LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on page 3)

(1)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 000-51002) filed with the Securities and Exchange Commission on December 16, 2008

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Emeryville, state of California, on January 20, 2009.

ZIPREALTY, INC.

By:	/s/ J. Patrick Lashinsky
J. Patrick Lashinsky
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Patrick Lashinsky and Charles C. Baker, and each of them, his or her attorneys-in-fact, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto in all documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. Patrick Lashinsky J. Patrick Lashinsky	Chief Executive Officer, President and Director	January 20, 2009

/s/ Charles C. Baker Charles C. Baker	Executive Vice President and Chief Financial Officer	January 20, 2009

/s/ David A. Rector David A. Rector	Senior Vice President and Chief Accounting Officer	January 20, 2009

/s/ Elisabeth H. DeMarse Elisabeth H. DeMarse	Director	January 20, 2009

/s/ Robert C. Kagle Robert C. Kagle	Director	January 20, 2009

/s/ Stanley M. Koonce, Jr. Stanley M. Koonce, Jr.	Director	January 20, 2009

/s/ Gary A. Wetsel Gary A. Wetsel	Director	January 20, 2009

/s/ Donald F. Wood Donald F. Wood	Chairman of the Board	January 20, 2009

Index to Exhibits

Exhibit Number	Description
4.1(1)	Stock Option Award Agreement, dated December 11, 2008, with Charles C. Baker

5.1	Opinion of Orrick, Herrington and Sutcliffe LLP as to the legality of the securities being registered

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Orrick, Herrington and Sutcliffe LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on page 3)

(1)	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 000-51002) filed with the Securities and Exchange Commission on December 16, 2008

4